Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34101, 033-46062, 333-84300, 333-127539, 333-149839, 333-152894, 333-159648, 333-165713, 333-183529, 333-190738, 333-194335, 333-262687, 333-264991, 333-280443 and 333-287334) of MBIA Inc. of our report dated February 26, 2026 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2026